Exhibit 10.12

BICYCLE THERAPEUTICS PLC

[Name of Director]

[Address]

                     2019

Dear [Name of Director],

Bicycle Therapeutics plc (the “Company”) and your role as a director of the Company

As you are aware the articles of association of the Company (the “Articles”), at Article 140, contemplates that the Company will indemnify the Company’s directors in relation to specific liabilities incurred by them in the performance of their duties. We are taking this opportunity to afford you the direct benefit of this indemnity in the form of a deed for your benefit (this “Deed”).

1.                                      Interpretation

1.1                               In this Deed:

1.1.1                     any defined terms (to the extent undefined herein) shall have the meanings given to them in the Articles;

1.1.2                     any reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;

1.1.3                     unless the context otherwise requires, reference to paragraphs are to paragraphs of this Deed;

1.1.4                     any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms; and

1.1.5                     other and otherwise are illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding them.

2.                                      Indemnity

2.1                               Subject to paragraph 2.2, without prejudice to any indemnity to which you may otherwise be entitled pursuant to Article 140 of the Articles and subject to the terms of this Deed, you shall be indemnified by the Company against all liabilities, costs, charges, expenses, judgments, settlements, compensation and other awards, damages and losses (including all interest, penalties, fines, taxes and legal costs and all other reasonable professional costs and expenses) (“Liabilities”) arising  out of or in connection with any civil, criminal, administrative, investigative or other proceeding (“Proceedings”) which relate to any act done or omitted or alleged to be done or omitted by you whilst in the course of acting or purporting to act as a director of the Company and/or any Associated Company of the Company (as defined in section 256(b) of the Act for these purposes) or which arises by virtue of you holding or having held such a position (“Claim”).

2.2                               The indemnity in paragraph 2.1 shall not apply to:

2.2.1                     the extent prohibited by the Act or otherwise prohibited by law;

2.2.2                     any Liability incurred by you:

2.2.2.1           in defending any Proceedings in which you are convicted or judgement is given against you;

2.2.2.2           in defending any Proceedings brought by the Company or any Associated Company of the Company; and

2.2.2.3           in connection with any application under sections 661(3) or (4) or 1157 of the Act which the court refuses to grant you relief on the application;

2.2.3                     any Liability incurred by you to the Company or any Associated Company of the Company;

2.2.4                     any fine imposed or sum payable by way of a penalty or fine in any criminal proceedings;

2.2.5                     any sum payable to a regulatory authority by way of a penalty or fine in respect of your personal non-compliance with any requirement of a regulatory nature (howsoever arising);

2.2.6                     any Liability relating to any taxation or national insurance payable by you in connection with your remuneration or other benefits received from the Company or any Associated Company of the Company;

2.2.7                     to the extent you are entitled to recover from any other person (including under any policy of insurance) any amount in relation to a Claim, or

2.2.8                     any Liability incurred by, or Claim made against, you which the Board reasonably determines arises out of your fraud, willful deceit, willful misconduct, reckless conduct, dishonest or act of bad faith (“Misconduct”), save that if a court, tribunal or regulatory authority thereafter finally determines that the relevant Liability or Claim did not arise as a result of your Misconduct, you may, by notice to the Company, request payment of such amount from the Company as the Company would have been liable to pay under this Deed had the Board not made such a determination and the Company shall make a payment to you upon satisfaction of the obligation in paragraph 2.5.

2.3                               Without prejudice and in addition to any indemnity to which you may otherwise be entitled pursuant to Article 140 of the Articles you shall be indemnified by the Company against all Liabilities incurred by you and Claims in connection with the Company’s activities as a trustee of an occupational pension scheme (as defined by section 750(5) of the Finance Act 2004) established under a trust provided that no such indemnity shall extend to any Liability arising out of your fraud or dishonesty or the obtaining by you of any personal profit or advantage to which you were not entitled and you shall be entitled to be indemnified for:

2.3.1                     any fine imposed in any criminal proceedings;

2.3.2                     any sum payable to a regulatory authority by way of a penalty or fine in respect of non-compliance with any requirement of a regulatory nature howsoever arising; and

2.3.3                     any Liability incurred by you:

2.3.3.1           in defending any Proceedings in which you are convicted or judgement is given against you;

2.3.3.2           in defending any Proceedings brought by the Company or any Associated Company of the Company; and

2.3.3.3           in connection with any application under sections 661(3) or (4) or 1157 of the Act which the court refuses to grant you relief on the application.

2.4                               References in paragraphs 2.1 and 2.3 to acts or omissions are to acts or omissions made or omitted to be made [before, on or] after the date of this Deed, however:

2.4.1                     if a company ceases to be an Associated Company of the Company after the date of this Deed, the Company shall only be liable to indemnify you in respect of Liabilities in relation to that company which were incurred before the date on which the company ceased to be an Associated Company of the Company; and

2.4.2                     you, as director of any company which becomes an Associated Company of the Company after the date of this Deed, shall be indemnified only in respect of Liabilities incurred after the date on which that company becomes an Associated Company of the Company.

2.5                               The Company’s obligation to make any payment to you under paragraphs 2.1 and/or 2.3 is conditional upon you having made an application in writing to the Company supported by such documentation and evidence which, in the reasonable opinion of the Board, is satisfactory to prove that:

2.5.1                     the Liability suffered or incurred by you and of the date(s) on which it was suffered or incurred and that it falls within the scope of the indemnities given in paragraphs 2.1 and/or 2.3;

2.5.2                     any costs and expenses of any third party (including legal costs) which are to be reimbursed by the Company in accordance with in paragraphs 2.1 and/or 2.3 were properly incurred and reasonable in amount, and where the is satisfied that these conditions have been fulfilled, the Company shall make payment to you within 20 Business Days of receipt of such application.

3.                                      Notification and Conduct

3.1                               If you receive any demand relating to a Claim or become aware of any circumstances which might or may be reasonably expected to give rise to the Company being required to indemnity you pursuant to this Deed and before incurring any costs, charges or expenses in respect of any Claim (including securing legal representation), you shall:

3.1.1                     as soon as reasonably practicable, give written notice of the circumstances to the Company, as well as any other information which the Company may reasonably request from time to time;

3.1.2                     take all reasonable actions to mitigate any Liability you suffer in respect of the circumstances giving rise to the Claim (including any action that the Company may reasonably request to avoid, dispute, resist, appeal or defend any Claim and shall not make any admission of liability, agreement or compromise with any person in relation to any Claim without the prior written consent of the Company);

3.1.3                     forward all documents you receive in respect of such Claim to the Company as soon as reasonably practical following receipt;

3.1.4                     assist the Company as it may reasonable require in resisting, defending or settling the Claim; and

3.1.5                     provide to the Company all such information in relation to any Claim or Liabilities as the Company may reasonably request, and shall take all such action as the Company may reasonably request.

3.2                               The Company or an Associated Company of the Company (as the case may be) will be entitled to take over, negotiate and conduct in the your name the defence to or settlement of any Claim or to prosecute in your name for its own behalf any proceedings relating to a Claim.

3.3                               If the Company or an Associated Company of the Company exercises its right pursuant to paragraph 3.2, the Company or relevant Associated Company of the Company shall:

3.3.1                     consult with you in relation to the conduct of the Claim or Proceedings on aspects of the Claim or Proceedings materially relevant to you and keep you reasonably information of material developments in the Claim or Proceedings, provided that the Company or Associated Company of the Company shall be under no obligation to provide any information the provision of which is reasonably likely to adversely affect the ability of the Company or an Associated Company of the Company to claim in respect of the relevant loss under any applicable policy of insurance;

3.3.2                     take into account the your reasonable requests relating to the Claim or proceedings (including any settlement) on issues which may be reasonably likely to result in material damage to your reputation; and

3.3.3                     have full discretion in the conduct or settlement of the Claim or proceedings relating to such Claim provided you are not required to make any contribution to the settlement and the settlement contains no admission of liability by you.

3.4                               The Company’s obligations owed to you under this Deed (including the obligation to indemnify you in paragraphs 2.1 and 2.3) are conditional upon your compliance with the provisions of this paragraph 3.

4.                                      Miscellaneous

4.1                               Effect of Ceasing to be a Director of the Company or any Associated Company of the Company

In the event that you cease to be a director of the Company or any Associated Company of the Company, this Deed shall remain in force and you will continue to be indemnified in accordance with the terms and conditions of this Deed, until such time as any relevant limitation periods for bringing Claims against you have expired, or for so long as you remain liable for any Liabilities, notwithstanding that you may have ceased to be a director of the Company or any Associated Company of the Company.

4.2                               Subrogation

The Company shall, in the event that a payment is made to you under this Deed in respect of a particular Liability, be entitled to recover from you an amount equal to any payment received by you under any policy of insurance or from any other third party source to the extent that such payment relates to the Liability, or if the payment received by you is greater than the payment made under this Deed, a sum equal to the payment made under this Deed. You shall pay over such sum promptly on the Company’s request.

4.3                               No Double Recovery

You shall not be entitled to recover any Liability more than once and in the event that the Company makes payment under this Deed, the Company shall be subrogated to the extent of such payment to all of your rights of recovery against third parties (including nay claim under any applicable directors’ and officer’s insurance policy) in respect of the payment and you shall do everything that may be necessary to secure any such rights including:

4.3.1                     the execution of any documents necessary to enable the Company effectively to bring an action in your name; and

4.3.2                     the provision of assistance as a witness.

4.4                               Assignment

The Company may at any time assign, mortgage, charge, subcontract, delegate, declare a trust over or deal in any other manner with any or all of its rights under this Deed, provided that it gives notice of such dealing to you. You shall not assign, transfer, mortgage, charge, subcontract, declare a trust over or deal in any other manner with any of your rights and obligations under this Deed.

4.5                               Entire Agreement

This Deed constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

4.6                               Severance

If any provision or part-provision of this Deed is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this paragraph 4.5 shall not affect the validity and enforceability of the rest of this Deed. If one party gives notice to the other of the possibility that any provision or part-provision of this Deed is invalid, illegal or unenforceable, the parties shall negotiate in good faith to amend such provision so that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the intended commercial result of the original provision.

4.7                               Notices and Demands

4.7.1                     Any notice or demand given to a party under or in connection with this Deed shall be:

4.7.1.1           in writing and in English;

4.7.1.2           shall be signed by or on behalf of the party giving it;

4.7.1.3           shall be sent by a method listed in paragraph 4.7.2;

4.7.1.4           is deemed received as set out in paragraph 4.7.2 if prepared and sent in accordance with this paragraph.

4.7.2                     This paragraph 4.7.2 sets out the delivery methods for sending a notice to a party under this Deed and, for each delivery method, the date and time when the notice is deemed to have been received (provided that all other requirements of this paragraph have been satisfied and subject to the provisions in paragraph 4.7.3:

(a)                                if delivered by hand, on signature of a delivery receipt or at the time the notice is left at the address;

(b)                                if sent by pre-paid first class post or other next working day delivery service, at the time recorded by the delivery service;

(c)                                 if sent by pre-paid airmail, at the time recorded by the delivery service;

(d)                                if sent by email, at the time of transmission; or

(e)                                 if sent by document exchange (“DX”), at 9.00 am on the Business Day after being put into the DX.

4.7.3                     If deemed receipt under paragraph 4.7.2 would occur outside business hours in the place of receipt, it shall be deferred until business hours resume. In this paragraph, business hours means 9.00am to 5.00pm Monday to Friday on a day that is not a public holiday in the place of receipt.

4.7.4                     This paragraph 4.7 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

4.8                               Variation

4.8.1                     No variation of this Deed shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

4.8.2                     No failure or delay by a party to exercise any right or remedy provided under this Deed or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

4.9                               Counterparts

4.9.1                     This Deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one deed.

4.9.2                     Transmission of an executed counterpart of this Deed (but for the avoidance of doubt not just a signature page) by email (in PDF, JPEG or other agreed format),shall take effect as delivery of an executed counterpart of this Deed.

4.9.3                     No counterpart shall be effective until each party has executed and delivered at least one counterpart.

4.10                        Third Party Rights

Unless this Deed expressly states otherwise, this Deed does not confer any rights on any person or party (other than the parties to this Deed and any Associated Company of the Company) pursuant to the  Contracts (Rights of Third Parties) Act 1999.

4.11                        Governing Law and Jurisdiction

4.11.1              This Deed and any dispute or claim arising out of or in connection with its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

4.11.2              You and the Company irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims).

[Deliberately left blank, signature page to follow.]

IN WITNESS WHEREOF, this Deed has been executed as a deed by the Company and you, or such parties’ duly authorised attorneys on the day and year first above written.

EXECUTED as a DEED and delivered by	)
for and on behalf of	)
BICYCLE THERAPEUTICS PLC	)

In the presence of:

Witness signature:

Name:

Address:

Occupation:

EXECUTED as a DEED and delivered by	)
[Name of Director or Officer]	)
)

In the presence of:

Witness signature:

Name:

Address:

Occupation: